UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 5, 2007
Western Digital Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

20511 Lake Forest Drive
Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)
(949) 672-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles or Incorporation or Bylaws; Change in Fiscal Year.
On November 5, 2007, the Board of Directors of Western Digital Corporation (the “Company”) approved amendments to Section 6.01, Section 6.02 and Section 6.03 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to allow for the issuance and transfer of uncertificated shares of the Company’s stock. These amendments were adopted to allow the Company to participate in the Direct Registration System administered by the Depository Trust Company.
The Bylaws, as amended, are effective as of November 5, 2007 and are attached hereto as Exhibit 3.2.
Item 8.01. Other Events.
The annual meeting of stockholders of the Company was held on November 6, 2007. Results of the voting at the meeting are set forth below.
     Election of Directors. The stockholders elected the following ten directors to hold office until the next annual meeting and until their successors are elected and qualified. The voting results were as follows:

	For	Against	Abstain

Peter D. Behrendt	179,225,229	3,549,706	247,728

Kathleen A. Cote	179,433,090	3,358,383	158,037

John F. Coyne	179,439,927	3,356,288	153,295

Henry T. DeNero	179,579,109	3,200,336	170,065

William L. Kimsey	179,363,921	3,413,685	171,903

Michael D. Lambert	180,006,979	2,736,320	206,211

Matthew E. Massengill	179,084,807	3,708,888	155,814

Roger H. Moore	178,567,655	4,092,715	289,139

Thomas E. Pardun	179,224,078	3,554,622	170,809

Arif Shakeel	178,991,149	3,763,865	194,496
     Appointment of KPMG LLP as independent registered public accounting firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 27, 2008. The voting results were as follows:

For	Against	Abstain

176,056,731	6,765,833	126,945
     Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
3.2      Amended and Restated Bylaws of Western Digital Corporation, as amended effective as of November 5, 2007.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation (Registrant)

	By:	/s/ Raymond M. Bukaty
Date:November 8, 2007		Raymond M. Bukaty
Senior Vice President, Administration,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Western Digital Corporation, as amended effective as of November 5, 2007.